                                                                   EXHIBIT 10(i)


                             GIVIGEST FIDUCIARIA SA

                                One Time Program

                          INVESTMENT BANKING AGREEMENT


     THIS INVESTMENT BANKING AGREEMENT made this 13th day of August, 1999 by and between:

     GIVIGEST FIDUCIARIA SA
     Corso Elveria 4,
     CH-6901 Lugano, Switzerland
     a Swiss Corporation (hereinafter referred to as "GIVIGEST"), and;

     AIR PACKAGING TECHNOLOGIES, INC.
     25260 Rye Canyon Road,
     Valencia, California, USA
     (hereinafter referred to as "COMPANY");

     collectively GIVIGEST and COMPANY hereinafter referred to as "the parties".

                                  WITNESSETH:

     WHEREAS, GIVIGEST is an investment banking, financial, management consulting and strategic planning firm, with expertise in the dissemination of information about publicly traded companies, and

     WHEREAS, COMPANY is publicly held with its common stock trading Over the Counter (OTC) under the ticker symbol "AIRP",

     WHEREAS, COMPANY desires to place a private placement of 7% Convertible Debentures to Institutional and accredited investors as more particularly described in Addendum "B", attached hereto, and

     WHEREAS, GIVIGEST is willing to accept COMPANY as a client; and assist COMPANY to place the above mentioned private placement,

     WHEREAS, GIVIGEST is a company under the laws of the State of Ticino, Country of Switzerland and, through its financial and investment banking functions, makes venture capital investments on behalf of itself and clients; and

     THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follow:

DEFINITIONS AND INTERPRETATIONS

1.  Captions and Section Numbers

The headings and section references in this Investment Banking Agreement are for convenience or reference only and do not form a part of this agreement and are not intended to interpret, define or limit the scope, extent or intent of this Investment Banking Agreement or any provisions thereof.

2.   EXTENDED MEANINGS

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this agreement will relate to the whole of this Investment Banking Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.   NUMBER AND GENDER

In this Investment Banking Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice-versa.

4.   SECTION REFERENCES AND SCHEDULES

Any reference to a particular "article", "section", "paragraph" or other subdivision of this Investment Banking Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Investment Banking Agreement.


AGREEMENT

5.   APPOINTMENT

COMPANY hereby appoints and engages GIVIGEST, on a non-exclusive basis, as its investment banking and financial planning counsel for Switzerland and Italy, and hereby retains and employs GIVIGEST upon terms and conditions of this Investment Banking Agreement.

GIVIGEST accepts such appointment and agrees to perform the services upon the terms and conditions of said Investment Banking Agreement.

6.   FIRST ENGAGEMENT

COMPANY engages GIVIGEST to place the private placement, as described on Addendum "B", to prospective Investors as further described below and subject to the further provisions of this Investment Banking Agreement.

GIVIGEST hereby accepts said engagement and COMPANY as a client and agrees to provide the services as further described below and subject to the further provisions of this Investment Banking Agreement.

7.   AUTHORITY AND DESCRIPTION OF SERVICES

During the term of this Agreement, GIVIGEST shall furnish various professional services. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

8.   TERM OF AGREEMENT

This agreement shall become effective upon execution hereof and shall continue thereafter through and including October 15, 1999 or in case of paragraphs 10,11,12(d),(e),17,18,23,24,26, and 30 so long as any of the debentures that are to be offered to the private placement are outstanding.

 9.   WHERE SERVICES SHALL BE PERFORMED

GIVIGEST services shall be performed at the main office location of GIVIGEST in Lugano (Switzerland), or other such designated location(s) as GIVIGEST and COMPANY agree are the most advantageous for the work to be performed.

10.   LIMITATIONS ON RELEASE OF INFORMATION

The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house "due diligence" or compliance departments of brokerage houses, etc. Accordingly, GIVIGEST agrees as follows:

(a) GIVIGEST will NOT release any financial or other information or data about COMPANY that has not previously been publicly disseminated, without the consent and approval of COMPANY.

(b) GIVIGEST will NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and allowing COMPANY to elect to have a representative of COMPANY attend such meeting.

11.   DUTIES OF COMPANY

(a) COMPANY shall supply GIVIGEST, on a regular and timely basis, with all approved data and information about COMPANY, its management, its product and its operations; and COMPANY shall promptly advise GIVIGEST of any facts which would affect the accuracy of any prior data and information previously supplied to GIVIGEST so that GIVIGEST may take corrective action.

(b) COMPANY shall promptly supply GIVIGEST with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales material, etc.

(c) COMPANY will immediately notify GIVIGEST if it intends to make any additional private or public offering of securities, including an S-8 or other registered offering, a Regulation S placement, or any other public or private placement or distribution of its securities and, if reasonably possible, give GIVIGEST a first right of refusal to make such offering or placement upon the same terms and conditions.

(d) COMPANY will immediately notify GIVIGEST at least 30 days prior to any insider selling of COMPANY'S stock, an insider being defined as any officer, director, or holder of five (5) per cent or more of COMPANY'S outstanding securities.

(e) In that GIVIGEST shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities and, in light of the fact that GIVIGEST imposes restrictions on such transactions to guard against trading on the basis of material non public information, COMPANY shall contemporaneously notify GIVIGEST if any information or data being supplied to GIVIGEST has not been generally released or promulgated.

(f) COMPANY will cause the outstanding common shares to be reverse split on a 1 new share for 10 old share basis no sooner than October 15, 1999 and no later than December 31, 1999.

(g) COMPANY will cause DTC shares to be provided to GIVIGEST on a weekly basis and will pay all costs thereof.

(h) COMPANY will provide GIVIGEST, at no cost, a quarterly shareholder list and, in addition will provide a list anytime the shareholdings of any shareholder holding 5% or more of COMPANY'S shares is transferred.

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(i)  COMPANY will notify GIVIGEST, in advance, of its intention to issue to
     COMPANY officers, directors, employees, or consultants any new options or warrants on its common stock.

12.  REPRESENTATIONS AND INDEMNIFICATION

(a) In that GIVIGEST relies on information provided by COMPANY for a substantial part of its efforts, COMPANY represents that said information provided by COMPANY will be neither false nor misleading nor will COMPANY fail to disclose information necessary to make the other information provided not misleading.

(b) COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to GIVIGEST and COMPANY acknowledges its awareness that GIVIGEST will rely on such continuing representation in disseminating such information and otherwise performing its investment banking functions.

(c) GIVIGEST, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of materials, information, and data supplied by COMPANY.

(d) COMPANY hereby agrees to hold harmless and indemnify GIVIGEST against any claims, demands, suits, loss, damages, liabilities and expenses arising out of GIVIGEST's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless GIVIGEST has been negligent in performing its duties and obligations hereunder.

(e) GIVIGEST hereby agrees to hold harmless and indemnify COMPANY and its officers and directors against any claims, demands, suits, loss, damage, liabilities and expenses incurred which arise out of the services to be provided by GIVIGEST to COMPANY, but only to the extent that such claims, demands, suits, loss, damage, liabilities and expenses shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact made by GIVIGEST in the offer and sale of COMPANY'S debentures.

(f) COMPANY shall cooperate fully and timely with GIVIGEST to enable GIVIGEST to perform its duties and obligations under this agreement.

(g) The execution and performance of this Investment Banking Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.

(h) The performance by COMPANY of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation to which COMPANY may be bound.

13.  COMPENSATION

(a) For its Investment Banking services, COMPANY shall make payment to GIVIGEST according to the terms and conditions set forth in Addendum "A".

(b)  All moneys payable hereunder shall be in U.S. funds and drawn on U.S.
     banks.

(c) For all services not within the scope of this agreement COMPANY shall pay to GIVIGEST such fee(s) as, and when, the parties determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

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14.  BILLING AND PAYMENT

Finder's Fees will be paid by wire within three days after COMPANY has received the funds from any sale of its securities under this agreement. Billing and payments for any special services shall be agreed on a case by case basis.

15.  GIVIGEST AS AN INDEPENDENT CONTRACTOR

GIVIGEST shall provide said services as an independent contractor and not as an employee of COMPANY nor of any company affiliated with COMPANY. GIVIGEST has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase and such action can not be construed to be made in good faith or with the acceptance of COMPANY, thereby becoming the sole responsibility of GIVIGEST. GIVIGEST is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits of afforded COMPANY employees. GIVIGEST shall be solely responsible for any Federal, State or Local Taxes; and should COMPANY for any reason be required to pay taxes at a later date, GIVIGEST shall insure such payment is made by GIVIGEST and not COMPANY. GIVIGEST shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

16.  GIVIGEST NOT TO ENGAGE IN CONFLICTING ACTIVITIES

During the term of this agreement, GIVIGEST shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by GIVIGEST and understands that GIVIGEST does and shall represent and service other multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of GIVIGEST.

17.  PROPRIETARY INFORMATION

GIVIGEST shall treat as proprietary any and all information, not previously publicly disclosed, belonging to COMPANY, its affiliates, or any third parties and disclosed to GIVIGEST in the course of the performance of GIVIGEST Services.

18.  INSIDE INFORMATION - SECURITIES VIOLATIONS

In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of COMPANY business and/or affiliate companies shall be divulged to GIVIGEST. In such event GIVIGEST will not divulge, discuss, or otherwise reveal such information to any third parties.

19.  DISCLOSURE

GIVIGEST shall disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related directly or indirectly, to any activity that GIVIGEST may be involved with on behalf of COMPANY.

20.  WARRANTY AGAINST CONTEMPLATION OF AGREEMENT FOR RELATED CORRUPT PRACTICES

GIVIGEST represents and warrants that all payments and other valuable consideration paid or to be paid under this agreement constitutes compensation for services rendered that this agreement; all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations will not be used to influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

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21.  SEVERABILITY

If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforceable as so limited.

22.  TERMINATION OF AGREEMENT

This Investment Banking Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:

(a) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary.

(b)  Upon the other party taking the benefit of any insolvency law, and/or

(c) Upon the other party having or applying for a receiver appointment for either party.

(d) Upon the discovery of false, misleading, or fraudulent misrepresentations by either party or the breach of any warranty, representation of covenant contained herein by either party.

(e) In the event COMPANY fails or refuses to cooperate with GIVIGEST or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A". In such case, GIVIGEST shall have the right to terminate any further performance under this agreement and upon, notification thereof, all earned compensation shall become immediately due and payable.

23.  ATTORNEY FEES

In the event either party is in default of the terms and conditions of this Investment Banking Agreement and legal action is initiated or suit be entered as a result of such a default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses, court costs through trial, appeal and to final disposition (if applicable), and all costs of arbitration provided for herein.

24.  RETURN OF RECORDS

Upon termination of this agreement, GIVIGEST shall deliver all of Company's records, notes, data, memorandum, models and equipment of any nature that are in the control of GIVIGEST.

25.  MISCELLANEOUS

(a) Effective date of representations shall be no later than the date of the signing of this agreement by both parties.

(b) Currency: in all instances, references to dollars shall be deemed to be United States Dollars.

26.  NOTICES

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier or actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice; and in connection therewith, the parties and their respective counsel agree that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the following address:

     GIVIGEST:
       GIVIGEST FIDUCIARIA SA
       Corso Elvezia 4,
       CH-6901 Lugano, Switzerland
       Telephone: +4191-921-1821
       Fax:       +4191-921-1823

     COMPANY:
       AIR PACKAGING TECHNOLOGIES, INC.
       25260 Rye Canyon Road,
       Valencia, California, USA
       Telephone 1-661-294-2222
       Fax:      1-661-294-0947

27.  TIME IS OF THE ESSENCE

Time is hereby expressly made of the essence of this Investment Banking Agreement with respect to the performance by the parties of their respective obligations hereunder.

28.  INUREMENT

This Investment Banking Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda attached hereto.

29.  ENTIRE AGREEMENT

     This Investment Banking Agreement contains the entire agreement of the parties and may be modified or amended only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Investment Banking Agreement or relating to the business of GIVIGEST. This agreement supersedes all previous agreements between GIVIGEST and COMPANY.

30.  APPLICABLE LAW

     This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Ticino. If any provision of this Investment Banking Agreement is declared void, such provisions shall be deemed severed from this agreement, which shall otherwise remain in full force and effect. Any controversy or claim arising out of, relating to this agreement, or the breach thereof, shall be settled by arbitration in the Lugano District, Ticino in accordance with the rules then promulgated by said Courts, the Court shall appoint an arbitrator, and judgment upon award rendered may be entered in the courts of the Lugano District, Ticino or any other court having jurisdiction, which award and/or judgment shall include reasonable attorney's fees.

31.  ACCEPTANCE BY GIVIGEST

This Investment Banking Agreement is not valid or binding upon GIVIGEST unless and until executed by the President or other duly authorized executive officer of GIVIGEST at its home office in Lugano, Switzerland.

32.  NON-WAIVER

The failure of either party at any time to require any such performance by any other part shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

33.  EXECUTION IN COUNTERPARTS

This agreement may be executed in counterparts, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties, and each shall be deemed to be an original and all of which will constitute one and the same agreement.

34.  COSTS

All costs and expenses incurred in the preparation of this agreement shall be borne solely by COMPANY.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

For and in behalf of:                   For and in behalf of:

COMPANY                                 GIVIGEST

AIR PACKAGING TECHNOLOGIES, INC.        GIVIGEST FIDUCIARIA SA

a US Company                            a Swiss Company

By /s/ DONALD M. OCHACHER               By /s/ CLAUDIO GIANASCIO
   -------------------------------         ---------------------------
   Donald M. Ochacher                      Claudio Gianascio
   President                               President

                             GIVIGEST FIDUCIARIA SA
                                One Time Program
                          INVESTMENT BANKING AGREEMENT

                                  Addendum "A"


SPECIFIC SERVICES

1. GIVIGEST agrees to use its efforts to place COMPANY's $2,000,000 7% Convertible Debentures (hereinafter "Debentures"), as described on Addendum "B".

2. GIVIGEST commits to place $1,500,000 of COMPANY's Debentures on a firm basis, as that term is commonly used.

3. GIVIGEST will use its best efforts to place the remaining $500,000 of COMPANY's Debentures.

4. GIVIGEST commits to place the first $500,000 of COMPANY's Debentures no later than August 13, 1999.

5. GIVIGEST commits to place the next $1,000,000 of COMPANY's Debentures no later than September 15, 1999.

6. GIVIGEST will use its best efforts to place the remaining $500,000 of COMPANY's Debentures no later than October 15, 1999.


COMPENSATION

      10% commission on all funds received by COMPANY through the sale of the Debentures subject to this agreement, including but not limited to the sale of the aforementioned debentures by GIVIGEST directly, received from investors or subscribers presented by GIVIGEST, or received from persons related to or referred by any such investor or subscriber.


For an in behalf of                       For and in behalf of

COMPANY                                   GIVIGEST

AIR PACKAGING TECHNOLOGIES, INC.          GIVIGEST FIDUCIARIA SA

a US Company                              a Swiss Company

By   /s/ DONALD M. OCHACHER               By   /s/ CLAUDIO GIANASCIO
  ---------------------------------         ---------------------------------
  Donald M. Ochacher                        Claudio Gianascio
  President                                 President

                             GIVIGEST FIDUCIARIA SA
                                One Time Program
                          INVESTMENT BANKING AGREEMENT

                                  Addendum "B"


DESCRIPTION OF DEBENTURES

1.   4 year 7% Convertible Debentures of Air Packaging Technologies, Inc.

2.   Conversion Price

          a. Convertible into common stock of COMPANY at anytime within two years of issue date at $0.15 per share.

          b. Convertible into common stock of COMPANY at anytime between the first day of the third year and the last day of the fourth year after issue date at $0.25.

          c. Conversion feature expires at 12:00 midnight Los Angeles, California time on the last day of the fourth year after the issue date.

3. Payable in full, if not converted, upon surrender of debenture to COMPANY no sooner than the first day of the fifth year after issue date.

4.   Interest

          a.   Payable annually in arrears.

          b. Payable, at the option of holder, in unregistered common stock of COMPANY at a 20% discount to the average bid price of COMPANY's common stock during the 30 business days immediately prior to payment date, if COMPANY is notified of the election a minimum of 15 days prior to the payment date. For the purpose of this paragraph the "payment date" is defined as the 365th day from the issue date or the last payment date, as applicable.

          c. At COMPANY's option, COMPANY may choose to register said dividend shares. In such event, the dividend shall be payable at the average bid price of COMPANY's common stock for the 30 business days immediately prior to payment date. If COMPANY chooses this option, it will use its best efforts to register the dividend shares as soon as practicable after payment date.

          D. Notwithstanding anything to the contrary, the minimum price to be used to compute the number of shares to be issued as a dividend shall be $0.15.

5.   Issuance of Debentures

          a. The Debentures will be issued in the names and denominations as directed by GIVIGEST, provided, that COMPANY shall be entitled to request information from GIVIGEST concerning any purchaser and approve any purchaser of the Debentures, which approval shall not be unreasonably withheld or delayed.

REGISTRATION RIGHTS AND OTHER FEATURES

1.   Registration Rights

          a. Company will use its best efforts to file a registration with the US Securities and Exchange Commission within 30 days of this agreement to register the debentures and the underlying common shares upon conversion.


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
     b. Company will use its best efforts to cause said registration statement to become effective by December 31, 1999 and will use its best efforts to maintain said registration until 6 months after the conversion of all of the debentures or the expiration of the conversion rights, whichever comes first.

2.   Other Features

     a. The minimum amount of debentures that can be converted at any time by any debenture holder shall be $100,000.

     b. Debentures shall be senior in preference to all other debentures whether presently outstanding or issued in the future unless unanimously agreed to by the debenture holders in the particular case.

SUBSCRIBERS & EXEMPT PLACEMENT

     a. The aforementioned debentures shall be offered by GIVIGEST only to accredited institutions and individuals as that term is defined under the Securities Act of 1933 and the rules promulgated thereunder (hereinafter "The Act") and only to institutions and individuals which acknowledge that they are acquiring the Debentures with an investment intent and not with a view to resale unless registered.

     b. The Debentures will be offered and sold pursuant to an exemption from registration under The Act and, as such, both the Debentures and the common shares issued upon conversion will be issued with a restrictive legend and may not be resold, hypothecated, or transferred within the US or to a US person, as that term is defined under The Act, unless and until a registration statement covering the debentures and underlying shares is in effect or an exemption from registration for said sale, hypothecation, or transfer is applicable to said action.


For and in behalf of:                        For and in behalf of:

COMPANY                                      GIVIGEST

AIR PACKAGING TECHNOLOGIES, INC.             GIVIGEST FIDUCIARIA SA

a US Company                                 a Swiss Company

By: /s/ Donald M. Ochacher                   By: /s/ Claudio Gianascio
   -----------------------------                 --------------------------
        Donald M. Ochacher                           Claudio Gianascio
        President                                    President

                        AIR PACKAGING TECHNOLOGIES, INC.

                         7% CONVERTIBLE NOTES DUE 2003

                        ADDITIONAL TERMS AND CONDITIONS

1. GENERAL

     This Note is one of a duly authorized issue of Notes of the Company designated as its 7% Convertible Noted Due 2003. The terms of the Notes include those stated below. The Notes are general obligations of the Company limited to $2,000,000 in aggregate principal amount. The Notes are unsecured but are senior in rights to all other debentures issued by the Company, whether presently outstanding or issued in the future.

2. PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

     Initially, the Company will act as its own Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice.

3. DEFINITIONS.

     "ACT" shall mean the Securities Act of 1933, as amended, and the Rules promulgated thereunder.

     "AVERAGE CLOSING PRICE" shall mean the average of the highest closing bid prices of the Company's common stock for each of the thirty (30) business days, immediately prior to Payment Date or Record Date, as the case may be, on the OTC Bulletin Board or such other place that the Company's common stock may be trading on payment date.

     "BUSINESS DAY" shall mean Monday through Friday of each week, excluding any day that is a legal holiday in the State of California.

     "COMMON STOCK" shall mean the Common Stock, $0.001 per value, of the Company, as designated on the date hereof, or shares of any class or classes of Capital Stock resulting from reclassification or reclassification thereof.

     "COMPANY" shall mean Air Packaging Technologies, Inc., a Delaware Corporation.

     "HOLDER" shall mean the person in whose name the Notes are registered on the Company's books.

     "INTEREST PAYMENT DATE" or "PAYMENT DATE" shall mean June 30 of each year.

     "NOTES" shall mean the 7% Convertible Debentures Due 2003.

     "SEC" shall mean the United States Securities and Exchange Commission.

4. HOLDER'S OPTION TO TAKE STOCK IN LIEU OF CASH INTEREST PAYMENT.

     At Holder's option, holder may elect to receive any annual interest payment in common stock of the Company at a 20% discount to the Average Closing Price, subject to the following:

     (a) Company must receive from holder a written notice of Holder's election a minimum of fifteen (15) days prior to the Payment Date.

     (b) All stock to be issued shall be "restricted" as that term is generally used under the Act and, as such, shall contain a legend thereon restricting their sale, transfer, or hypothecation unless an effective registration statement is in effect or an exemption from registration applies to the specific instance.

     (c) After notice of Holder's election, the Company may elect, within fifteen (15) days, to register said dividend shares under an appropriate registration statement to be filed with the SEC. If the Company makes this election, the interest payment will be payable in common stock of the Company at the Average Closing Price of the Company's common stock, with no discount thereon and Company will use its best efforts to register said shares as soon as practicable after such election.

     (d) Notwithstanding anything to the contrary, the minimum price to be used to compute the number of shares to be issued as an interest payment shall be $0.15.

5. REGISTRATION RIGHTS.

     Company undertakes to use its best efforts to register, for resale, the Notes and/or the common stock issuable upon conversion of the Notes, with the SEC on an applicable registration form and to maintain said registration until six (6) months after conversion of all of the debentures, expiration of the conversion rights, or until the Company shall have received an opinion of Counsel that the shares of the Common Stock issued or issuable upon conversion of the Notes may be resold by the Holders thereof without an effective registration statement under the Act pursuant to Rule 144(k).

6.  OPTIONAL CONVERSION.

     Subject to the provisions contained herein, a Holder of a Note is entitled, at his option, at any time on or before the close of business on September 30, 2003, to convert the principal amount of such Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, into shares of Common Stock of the Company at a Conversion Price as provided below (or at the current adjusted Conversion Price if an adjustment has been made as provided in Section 10 below "Adjustments to Conversion Price"). No fractions of shares or scrip representing fractions of shares will be issued on conversion of a Note, but an adjustment in cash will be made for any fractional interest as provided in the indenture.

     (a) The Conversion price shall be $0.15 per share through and including September 30, 2001.

     (b) The Conversion price shall be $0.25 per share from October 1, 2001 through and including September 30, 2003.

     (c) The minimum amount of debentures that may be converted by any holder at any one time shall be $100,000 and must be in integral multiples of $1,000.

     (d) To convert a Note, a Holder must (i) complete and sign the conversion notice attached to the Note, (ii) surrender the Note with the conversion notice to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and
     (iv) pay any transfer or similar tax, if required.

7.   DENOMINATIONS, PAYMENT, TRANSFER, EXCHANGE

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may transfer Notes in accordance with the reasonable rules set forth by the Registrar. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Registrar need not transfer any Note until it has received an opinion of Counsel that the transfer may be made pursuant to any effective registration or pursuant to an exemption from registration. Holders must surrender Notes to a Paying Agent to receive principal payments thereof.

8.   PERSONS DEEMED OWNERS.

     Prior to due presentment of this Note for registration of a transfer, the Company, the Trustee and any agent of either may treat the registered Holder of this Note as the owner of it for all purposes.

9.   DEFAULTS AND RIGHTS TO PAYMENT.

     Event of Default. An "Event of Default" with respect to any Security occurs if:

     (a) The Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; or

     (b) The Company defaults in the payment of Principal of any Security when the same becomes due and payable at maturity or otherwise; or

     (c) The Company fails to comply with any other material agreement set forth in the Securities and the default continues for a period of 30 days after notice of such default is delivered to the Company by the Holder; provided, however, that if the default is such that it cannot, in the exercise of reasonable diligence be corrected within such period, it shall not constitute an Event of Default hereunder if corrective action is instituted promptly by the Company within said period and is diligently pursued until the default is corrected; or

     (d) A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Custodian of the Company for all or substantially all of the property of the Company; or (C) provide for the winding-up or liquidation of the affairs of the Company; and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 90 days; or any warrant of attachment is issued against any substantial portion of the property of the Company which is not released, bonded or stayed within 90 days of service;

     (e) The Company shall (A) commence a voluntary case or proceeding under any Bankruptcy Law, (B) consent to the entry of a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law, (C) consent to the institution of bankruptcy or insolvency proceedings against it, or (D) apply for, consent or acquiesce in the appointment of or taking possession by a Custodian of the Company or for any substantial part of the property of the Company.

     The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Acceleration. If an Event of Default (other than an Event of Default specified in clauses (d) and (c) of Section 9) occurs and is continuing, the Holder by notice to the Company, may declare the Principal of and accrued interest on all the Securities to be due and payable. Upon any such declaration such Principal and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section occurs, such amount shall de factor become and be immediately due and payable without any declaration.

     Rights of Holders to Receive Payment. Notwithstanding any other provision of this debenture, the right of any Holder of a Security to receive payment of Principal of or interest on the Security on or after the respective dates expressed in the Security or after acceleration provided for herein or to bring suit for the enforcement of any such payment on or after such respective dates, or for the right to convert the Security, shall not be impaired or affected without the consent of the Holder.

10.  ADJUSTMENT OF CONVERSION PRICE

     Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then the Conversion Price in effect at the timer of, respectively, the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Security surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Security been converted immediately prior to such time. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustments shall be made successively whenever any event specified above shall occur. In the event that any such dividend, subdivision, reclassification or combination causing any such adjustment does not thereafter occur, then the adjusted Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to effect such dividend, subdivision, reclassification or combination, to the Conversion Price which would then be in effect if such record date or effective date had not been

     (b) In case the Company shall fix a record date for the issuance rights or warrants to all holders of its Common Stock without any charge to such holders entitling them (for a period expiring within 45 days after the record date mentioned above) to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having an initial conversion price per share) less than the Current Market Price (as defined) of the Common Stock on such record date, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of share of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the number of shares of such Common Stock so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Shares of Common Stock owned by or held for the Company shall not be deemed outstanding for the purpose of any computation. Such adjustments shall be made successively whenever such a record date is fixed. In the event that any such rights or warrants (or convertible securities), as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding cash dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants (excluding those referred to in subsection (b) above), in each such case the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution filed with the Trustee) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that any such distribution is thereafter no so made, then the adjusted Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under subsections (b) and (c) above, the "Current Market Price" per share at any date shall be deemed to be the Average Closing Price of the Company's common stock.

     (e) In any case in which this Article X shall require that any adjustment shall become effective immediately after a record date for any event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share of Common Stock pursuant to
     Section 10.6; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

     (f) No adjustment in the Conversion Price shall be required with respect to shares of Common Stock issued upon conversion of the Securities unless such adjustment would require an increase or decrease in the amount equal to at least one percent of such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment made not later than three years after the happening of the specified event or events.

     (g) The Company from time to time may reduce the Conversion Price by an amount for any period of time if the reduction is irrevocable during the period.

     (h) All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Whenever the Conversion Price is reduced, the Company shall mail to Holders of the Securities a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period for which it will be in effect.

     A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of this Section.

11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, SALE, LEASE OR
    CONVEYANCE.

     (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental debenture providing that the Holder of each Security then outstanding shall have the right thereafter to convert such Security solely into the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of the Securities) other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares) or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares), or any reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the Company and the person obligated to deliver stock, other securities, property or cash (or any combination thereof) upon the effectiveness of such reorganization and the issuer of any stock or other securities so to be delivered, if a different person, shall execute a supplemental debenture providing that the Holder of each Security then outstanding shall have the right thereafter to convert such Security solely into the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such classification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such reclassification, change, consolidation or merger.


     (c) Any supplemental debenture entered into pursuant to this Section shall
     (i) where appropriate, state the Conversion Price in terms of one full share of Common Stock or one full share of the Common Stock of any successor, leasing, purchasing or affiliate corporation (as the case may be) and (ii) provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of each such supplemental debenture to be mailed to each Holder of Securities at his address as the same appears in the Security register.

12. AMENDMENT, SUPPLEMENT, WAIVER.

     Subject to certain exceptions contained herein, the Notes may not be amended or supplemented without unanimous consent of the Holders of the Notes then outstanding. Any such consent by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any holder of a Note, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certified Notes or to make any change that does not materially adversely affect the rights of any Holder of a Note.

13. SENIOR NOTES.

     The 7% Convertible Debentures Due 2003 shall be senior in all rights, including but not limited to payment of principal and interest, to all other debentures whether outstanding as of this date or issued in the future. This senior right shall only apply to debentures issued by the Company and shall not apply to secured debt nor general unsecured debt of the Company such as accounts payable, bank lines of credit, or credit card debt.

14. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors
Act).